UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2018

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On July 31, 2018, Deep Down, Inc. (the “Company”) announced that its Board of Directors has initiated a review of its strategic alternatives to maximize shareholder value, including a potential sale of the Company. The Company has engaged the GulfStar Group, LLC as financial advisor and Gray, Reed & McGraw, LLP as legal advisor to assist in the process.

There can be no assurance that the exploration of strategic alternatives will result in any transaction or other alternative. The Company has not set a timetable for completion of the process, and it does not intend to comment further regarding the process unless a specific transaction or other alternative is approved by the Board of Directors, the process is concluded, or it is otherwise determined that further disclosure is appropriate or required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2018

DEEP DOWN, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
Chief Financial Officer

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